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Exhibit 99.1
News Release
Pentair Completes Sale of Valves & Controls Business
LONDON — April 28, 2017— Pentair plc (NYSE: PNR) today announced it has completed the sale of its Valves & Controls business to Emerson Electric Co. (NYSE: EMR) for $3.15 billion, subject to customary working capital adjustments.
"With the sale of Valves & Controls, our strengthened balance sheet affords us the opportunity to advance our disciplined capital allocation strategy," said Randall J. Hogan, Pentair Chairman and CEO.
Pentair now reports the performance of its business in two segments: Water and Electrical. In Water, the company delivers sustainable solutions for water quality and availability, and food and beverage processing, and also helps industry reduce emissions with technologies that capture waste for reuse. Its Electrical business provides solutions to help protect the environment, sensitive equipment, buildings and critical processes, and supports efficient industrial processes.
Citi and Goldman, Sachs & Co. served as financial advisors and Foley & Lardner LLP and Allen & Overy provided legal counsel to Pentair in the transaction.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include overall global economic and business conditions; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including in our 2016 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR
Pentair plc (NYSE: PNR) is a global company dedicated to building a safer, more sustainable world. Pentair delivers industry leading products, services and solutions that help people make the best use of the resources they rely on most. Its technology moves the world forward by ensuring that water is plentiful, useful and pure, and that critical equipment and those near it are protected. With 2016 revenues of $4.9 billion, Pentair employs approximately 19,000 people worldwide. To learn more, visit www.pentair.com.

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PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com